UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 30, 2009

CORNERSTONE GROWTH AND INCOME REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.   Entry into a Material Definitive Agreement

On December 30, 2009, through an indirect, wholly-owned subsidiary, we entered into a definitive purchase and sale agreement in connection with the acquisition of the Greentree at Westwood property described in Item 2.01.  The information set forth under Item 2.01 relating to the terms of the Greentree at Westwood purchase and sale agreement is incorporated by reference herein.

On December 31, 2009, through an indirect, wholly-owned subsidiary, we entered into a definitive purchase and sale agreement in connection with the acquisition of the Mesa Vista Inn Health Center described in Item 2.01.  The information set forth under Item 2.01 relating to the terms of the Mesa Vista Inn Health Center purchase and sale agreement and the information set forth under Item 2.03 regarding the financing arrangements entered into in connection with the acquisition is incorporated by reference herein.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

Greentree at Westwood

On December 30, 2009, we purchased an existing assisted–living facility, known as Greentree at Westwood, from Greentree at Westwood, LLC, an unaffiliated party, for a purchase price of approximately $5.2 million.  The acquisition was funded with net proceeds raised from our ongoing public offering but we may later place mortgage debt on the property. Under the purchase and sale agreement executed in connection with the acquisition, a portion of the purchase price for the property is to be calculated and paid to the seller as earnout payments based upon the net operating income, as defined, of the property during each of the three-years following our acquisition of the property.  The maximum aggregate amount that the seller may receive under the earnout provision is $1.0 million.

The Greentree at Westwood consists of 58 assisted living units in an approximately 49,000 square-foot, three-story facility situated on approximately 4.5 acres of land in Columbus, Indiana. The facility was built in 1998.  The property is currently 91.4% occupied, and has experienced average monthly occupancy of above 88% since January, 2008. Greentree at Westwood will continue to be managed by Provision Living.

We do not intend to make significant renovations or improvements to the property and believe that the property is adequately insured. To qualify as a REIT, we cannot directly operate assisted-living facilities.  Therefore, we have formed a wholly owned taxable REIT subsidiary, or TRS, and Greentree at Westwood will be operated pursuant to a lease with our TRS. Our TRS has engaged an unaffiliated management company to operate the assisted-living facility.  Under the management contract, the manager has direct control of the daily operations of the property.

Mesa Vista Inn Health Center

On December 31, 2009, we purchased a skilled nursing facility, known as the Mesa Vista Inn Health Center from SNF Mesa Vista, LLC, an unaffiliated party, for a purchase price of approximately $13.0 million.  The acquisition was funded with net proceeds of approximately $5.5 million raised from our ongoing public offering and the assumption of $7.5 million of debt financing under the seller’s existing mortgage loan on the property.  The terms of the assumed mortgage loan are discussed under Item 2.03 below.

Mesa Vista Inn Health Center is a 96-unit, 144-bed, skilled nursing facility situated on approximately 6.4 acres of land in San Antonio, TX.  The approximately 54,000 square-foot facility, which was built in 2008, is 100% net-leased to PM Management – Babcock NC, LLC, an affiliate of Harden Healthcare, LLC.  The lease has a 15-year term and provides for annual rent of 11.5% of the acquisition price, paid in monthly installments. Harden Healthcare has agreed to provide certain credit enhancement to the lease, including a security deposit.  Harden Healthcare, through its affiliates, provides a continuum of services addressing a range of healthcare needs including rehabilitation, home healthcare, assisted living, skilled nursing, pharmacy services and hospice care.  TriSun Healthcare, LLC, an affiliate of Harden Healthcare, will continue to operate the property.

We do not intend to make significant renovations or improvements to the property and believe that the property is adequately insured.  Since the Mesa Vista Inn Health Center is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the tenant is more relevant to investors than financial statements of the property acquired.  Summarized financial information of the lessee will be provided in the notes to our consolidated financial statements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2009, in connection with the acquisition of the Mesa Vista Inn Health Center, we entered into an assumption  and amendment of an existing mortgage loan with PlainsCapital Bank.    Pursuant to the assumption agreement, we assumed the outstanding principal balance of $7.5 million.  The loan matures on January 5, 2015 and bears interest at a fixed rate of 6.50% per annum.  We paid a 1% commitment fee related to this loan.  We may repay the loan, in whole or in part, on or before January 5, 2015 without incurring any prepayment penalty.  Principal and interest on the loan are due and payable in monthly installments of $56,335 until the maturity date, when the entire remaining balance of principal and accrued interest is due, assuming no prior principal prepayment.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Audited financial statements for Greentree at Westwood will be filed by amendment to this Form 8-K no later than March 17, 2010.

(b)	Pro forma financial information. Unaudited pro forma financial information will be filed by amendment to this Form 8-K no later than March 17, 2010.

(d)	Exhibits.

10.1
Purchase and Sale Agreement, by and between Greentree Acquisition, LLC, a Delaware limited liability company and Greentree at Westwood, LLC, an Indiana limited liability company, dated December 30, 2009

10.2	Purchase and Sale Agreement, by and between MVI Health Center, LP, a Delaware limited partnership and SNF Mesa Vista, LLC, an Texas limited liability company, dated December 31, 2009

99.1	Press release dated December 30, 2009

99.2	Press release dated December 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

Dated: January 6, 2010	By:	/s/ SHARON C. KAISER
Sharon C. Kaiser,
Chief Financial Officer